EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-184152 on Form S-8, of our report dated June 25, 2014, relating to the financial statements of Pentair, Inc. Retirement Savings and Stock Incentive Plan, appearing in this Annual Report on Form 11-K of Pentair Inc. Retirement Savings and Stock Incentive Plan for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
June 25, 2014